UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________

Form 8-K
______________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): January 25, 2016

SMTC Corporation
(Exact Name of Registrant as Specified in Charter)

DELAWARE	0-31051	98-0197680
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2302 TRADE ZONE BOULEVARD, SAN JOSE, CALIFORNIA, UNITED STATES OF AMERICA 95131
(Address of Principal Executive Offices) (Zip Code)

(408) 934 7100
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)  In connection with the appointment of Roger Dunfield as Chief Financial Officer of SMTC Corporation as disclosed below, on January 28, 2016, SMTC Corporation provided notice that the services of Jim Currie, interim Chief Financial Officer of SMTC, would be terminated effective February 26, 2016.  Mr. Currie’s services were provided under a management services agreement between SMTC and Knightsbridge Interim Management Inc. and a letter agreement with Mr. Currie.

(c) and (d)  Roger Dunfield, age 45, has been appointed as Chief Financial Officer of SMTC Corporation.  Mr. Dunfield’s employment will commence on February 12, 2016.  Mr. Dunfield is an experienced finance executive with over 15 years of experience in the manufacturing industry.  He joins SMTC from Sanmina Corporation where since 2010; he has been employed as Vice President, Finance & Controller in Sanmina’s Interconnect Division.  Prior to joining Sanmina, Mr. Dunfield held a number of finance positions of increasing responsibility for Merix Corporation.  Mr. Dunfield is an alumnus of PricewaterhouseCoopers LLP. He holds a bachelor’s degree in Economics from Queen’s University at Kingston and an MBA from the University of Oregon.

SMTC has entered into an employment offer letter dated January 25, 2016 with Mr. Dunfield (the “Employment Letter”).  The Employment Letter has no specified term and Mr. Dunfield’s employment will be on an at-will basis.  Under the Employment Letter, Mr. Dunfield will receive an annual base salary of $225,000, subject to annual review.  He will also be eligible for an annual bonus under SMTC’s short-term incentive plan with a target amount of 30% of base salary.  The actual amount of the annual bonus will be based upon SMTC’s financial performance and Mr. Dunfield’s performance.

For 2017, subject to Compensation Committee approval, Mr. Dunfield will be eligible to receive annual long-term equity awards.  The grant date value of such awards will be 30% of Mr. Dunfield’s base salary.  Mr. Dunfield will also receive an initial equity award, which will vest on the first and second anniversaries of the grant date.  This equity award will consist of restricted stock units granted on February 12, 2016, and will have a grant date value of $75,000.

If SMTC terminates Mr. Dunfield’s employment without cause or if Mr. Dunfield terminates his employment for good reason, SMTC will offer him severance benefits consisting of six months’ continuing salary and payment for accrued and unused vacation (to the extent required by applicable law).  In addition, if Mr. Dunfield’s employment is terminated by SMTC without cause, or by Mr. Dunfield for good reason, in connection with or within 12 months following a change in control of SMTC, Mr. Dunfield will receive 12 months’ continuing salary, payment for accrued and unused vacation (to the extent required by applicable law), and all then-outstanding and unvested equity awards will fully vest upon such termination.

Mr. Dunfield will be eligible to participate in the benefit programs generally available to executive officers of SMTC.

A copy of the press release issued in connection with the appointment of Mr. Dunfield is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)           Exhibits

Exhibit Number

99.1	Press release announcing the appointment of Roger Dunfield as Chief Financial Officer of SMTC Corporation, dated January 28, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMTC Corporation

Date: January 28, 2016	By:	/s/ Sushil Dhiman
Name: Sushil Dhiman
Title: President and Chief Executive Officer